State of Delaware
Secretary of State
Division of Corporations
Delivered 10:23 PM 04/13/2011
FILED 10:24 PM 04/13/2011
SRV 110413992 - 2319041 FILE

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION

OF

BIOFIELD CORP.

The undersigned, President of Biofield Corp. (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is hereby amended as follows:

MACKAY LIFE SCIENCES, INC.

SECOND:  The certificate of incorporation of the Corporation is hereby amended by replacing Article Fifth, in its entirety, with the following:

“V: The Corporation is authorized to issue two classes of stock.  One class of stock shall be Common Stock, par value $0.001.  The second class of stock shall be Preferred Stock, par value $0.001.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	300,000,000
Preferred	$0.001	30,000,000
Totals:		330,000,000”

THIRD:      The amendment of the articles of incorporation herein certified has been duly adopted by unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of the Delaware Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by David Bruce Hong, its President, this 13th day of April, 2011.

By:	/s/ David Bruce Hong
David Bruce Hong
President